Exhibit 99.1

Super League Reports First Quarter 2026 Financial Results,

Advancing Transition from Corporate Restructuring to Operational Execution

Gross revenue growth and improved gross margin reflects strengthening operating momentum

Strong cash position and expanded operating capabilities support path to EBITDA profitability by fiscal year-end

Santa Monica, CA – May 15, 2026 (GLOBE NEWSWIRE) - Super League (Nasdaq: SLE) (the “Company”), an audience intelligence and media activation company trusted by global brands to reach and engage people who play video games across the digital advertising landscape, today announced financial results for the first quarter ended March 31, 2026, and provided a business update following the recent closing of its acquisition of the Misfits Ads Business.

Gross revenue for Q1 2026 increased to $3.0 million, compared to $2.7 million in the prior-year first quarter. Gross margin improved to 36% in Q1 2026, compared to 32% in Q4 2025, reflecting continued improvement in the quality and structure of the Company’s revenue mix and delivery model.

The Company also reported an 11% year-over-year improvement in cash based EBITDA and ended the quarter with $11.4 million in cash and investments. Even with the $1.5 million cash consideration associated with the Misfits Ads Business acquisition paid at closing in early May 2026, the Company does not anticipate needing to raise capital in the foreseeable future to fund ongoing operations.

Matt Edelman, Chief Executive Officer of Super League, stated:

“Our first quarter results reflect the early stages of executing against the strategy we laid out entering 2026. Over the past year, we bolstered our balance sheet, eliminated debt, simplified our capital structure, reduced operating costs, and established a more disciplined operating model. Today, our focus is on translating that work into stronger and more predictable financial performance.

We are doing precisely what we said we would do: strengthening the business, improving the quality and predictability of our revenue model, expanding our capabilities, and positioning Super League to participate more meaningfully in large and growing markets.

We are beginning to see encouraging operational signals across the business. Brand partnerships that begin on one gaming platform are evolving into multi-platform programs spanning additional gaming environments, creators, and media channels. We have engaged 23 new clients year to date and are securing multiple renewals with existing partners. At the same time, the recent closing of the Misfits Ads Business acquisition strengthens our operating model through the addition of profitable programmatic revenue, proprietary technology, and expanded monetization capabilities.

We continue to advance a more connected and strategically integrated business through the combination of our Platform and Data capabilities, Strategic Properties initiative, and expanding commercial partnerships. Together, these initiatives strengthen our ability to understand audience behavior, deliver differentiated inventory and media solutions, and position Super League to participate more meaningfully in a consumer economy increasingly shaped by progression, participation, and interactive engagement.

We still have important work ahead of us. But today, the priority is execution - not stabilization, a phase now behind us. We believe the coming quarters will increasingly reflect the progress we have made in building the new Super League.”

The Company will host a webinar at 8:30 am Eastern Daylight Time today, May 15, 2026, to discuss financial results, provide a corporate update and end with a question-and-answer session. To participate, please use the following information.

Super League First Quarter 2026 Earnings Webinar

Date:	Friday, May 15, 2026
Time:	8:30 am Eastern Time
Dial-in:	1-877-407-0779
International Dial-in:	1-201-389-0914
Webinar:	Register Here

A replay will be available within 24 hours after the webinar and can be accessed here or on the Company’s investor relations website at https://ir.superleague.com/.

For any questions related to the Company’s first quarter 2026 financial results, please contact team@quantum-corp.com.

About Super League

Super League (Nasdaq: SLE) connects brands with the 3.5 billion-person global gaming population through advertising and branded content programs across gaming and digital media platforms. The Company generates revenue by delivering these programs through proprietary interactive formats, creator content, immersive experiences, data-driven insights, and strategic campaign services designed to improve marketing performance. By translating player behavior into actionable intelligence, Super League serves as a trusted partner helping brands reach and influence consumers who play video games. With a deep understanding of this highly engaged yet under-monetized audience, Super League is positioned to capture an increasing share of brand advertising spend as the market evolves.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995.

Forward Looking Statements can be identified by words such as “anticipate,” “intend,” "plan," "goal," "seek," "believe," "project," "estimate," "expect," "strategy," "future," "likely," "may," "should," "will" and similar references to future periods. Forward-looking statements include all statements other than statements of historical fact, including, without limitation, all statements regarding the private placement, including expected proceeds, Super League’s ability to maintain compliance with the Listing Rules of the Nasdaq Capital Market, statements regarding expected operating results and financial performance (including the Company’s commitment to and ability to achieve Adjusted EBITDA-positive results in Q4), strategic transactions and partnerships, and capital structure, liquidity, and financing activities. These statements are based on current expectations, estimates, forecasts, and projections about the industry and markets in which the Company operates, management’s current beliefs, and certain assumptions made by the Company, all of which are subject to change.

Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties, and other factors that are difficult to predict, and that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Important factors include, but are not limited to: the Company’s ability to adequately utilize the funds received recent financings; the Company’s ability to execute on cost reduction initiatives and strategic transactions; customer demand and adoption trends; the timing, outcome, and enforceability of any patent applications; the ability to successfully integrate new technologies and partnerships; platform, regulatory, macroeconomic and market conditions; the Company’s ability to maintain compliance with Nasdaq Capital Market continued listing standards; access to, and the cost of, capital; and the other risks and uncertainties described in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal years ended December 31, 2024 and December 31, 2025, and other filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date hereof. Except as required by law, the Company undertakes no obligation to update or revise any forward-looking statements to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

Investor Relations Contact:

Kirsten Beduya

Quantum Media Group

team@quantum-corp.com

Source: Super League Enterprise

SUPER LEAGUE ENTERPRISE, INC.

CONDENSED BALANCE SHEETS

(In U.S. dollars, rounded to the nearest thousands, except share and per share data)

(UNAUDITED)

	March 31, 2026	December 31, 2025

Assets
Cash and cash equivalents	$4,230,000	$14,390,000
Marketable securities, available-for-sale	7,124,000	-
Accounts receivable	2,625,000	2,453,000
Prepaid expenses and other current assets	1,629,000	1,369,000
Total current assets	15,608,000	18,212,000
Other noncurrent assets	402,000	-
Property and Equipment, net	6,000	8,000
Intangible and Other Assets, net	1,623,000	1,785,000
Goodwill	1,864,000	1,864,000
Total assets	$19,503,000	$21,869,000

Liabilities
Accounts payable and accrued expense	$4,338,000	$3,614,000
Contract liabilities	471,000	566,000
Total current liabilities	4,809,000	4,180,000
Deferred taxes	147,000	147,000
Warrant liability	4,000	8,000
Total liabilities	4,960,000	4,335,000

Stockholders’ Equity
Preferred Stock	-	-
Common Stock	94,000	94,000
Additional paid-in capital	308,764,000	307,402,000
Accumulated deficit	(294,266,000)	(289,962,000)
Accumulated other comprehensive income	(49,000)	-
Total stockholders’ equity	14,543,000	17,534,000
Total liabilities and stockholders’ equity	$19,503,000	$21,869,000

SUPER LEAGUE ENTERPRISE, INC.

CONDENSED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

FOR THE THREE MONTHS ENDED MARCH 31, 2026 AND 2025

(In U.S. dollars, rounded to the nearest thousands, except share and per share data)

(UNAUDITED)

	Three Months Ended March 31,	Three Months Ended March 31,
	2026	2025

REVENUE	$3,003,000	$2,718,000

COST OF REVENUE	(1,926,000)	(1,522,000)

GROSS PROFIT	1,077,000	1,196,000

OPERATING EXPENSE
Selling, marketing and advertising	1,991,000	2,392,000
Engineering, technology and development	668,000	929,000
General and administrative	2,577,000	1,520,000
Contingent consideration	-	(14,000)
TOTAL OPERATING EXPENSE	5,236,000	4,827,000

NET OPERATING LOSS	(4,159,000)	(3,631,000)

OTHER INCOME (EXPENSE)
Interest income	90,000	-
Gain on sale of intangible assets	-	243,000
Interest expense, including change in fair value of promissory notes carried at fair value	-	(1,402,000)
Change in fair value of warrant liability	4,000	717,000
Other	14,000	(157,000)
TOTAL OTHER INCOME (EXPENSE), NET	108,000	(599,000)

LOSS BEFORE INCOME TAXES	(4,051,000)	(4,230,000)

PROVISION FOR INCOME TAXES	-	-

NET LOSS	$(4,051,000)	$(4,230,000)

Net loss per share attributable to common stockholders - basic and diluted
Net loss per common share	$(1.77)	$(119.79)
Weighted-average number of shares outstanding, basic	2,434,716	35,321

OTHER COMPREHENSIVE LOSS:
Unrealized loss on available-for-sale securities	(49,000)	-
TOTAL OTHER COMPREHENSIVE LOSS:	(49,000)	-

TOTAL COMPREHENSIVE LOSS	$(4,100,000)	$(4,230,000)

SUPER LEAGUE ENTERPRISE, INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION

FOR THE THREE MONTHS ENDED MARCH 31, 2026 AND 2025

(In U.S. dollars, rounded to the nearest thousands, except share and per share data)

(UNAUDITED)

	Three Months Ended March 31,	Three Months Ended March 31,
	2026	2025

GAAP net loss	$(4,051,000)	$(4,230,000)

Add back:
Non-cash stock compensation	1,115,000	284,000
Non-cash amortization of intangibles	541,000	541,000
Change in fair value of warrant liability	(4,000)	(717,000)
Other	-	443,000
Proforma net loss	$(2,399,000)	$(3,679,000)

Pro forma non-GAAP net earnings (loss) per common share — basic and diluted	$(0.99)	$(104.16)
Non-GAAP weighted-average shares — basic and diluted	2,434,716	35,321

SUPER LEAGUE ENTERPRISE, INC.

Reconciliation of Net Loss to Net Loss Attributable to Common Stockholders

(Numerator in loss per share calculation)

FOR THE THREE MONTHS ENDED MARCH 31, 2026 AND 2025

(In U.S. dollars, rounded to the nearest thousands, except share and per share data)

(UNAUDITED)

	Three Months Ended March 31,	Three Months Ended March 31,
	2026	2025

Net loss	$(4,051,000)	$(4,230,000)
Preferred stock dividends paid or accrued– common stock	(253,000)	(1,000)
	$(4,304,000)	$(4,231,000)

SUPER LEAGUE ENTERPRISE, INC.

CONDENSED STATEMENTS OF CASH FLOWS

FOR THE THREE MONTHS ENDED MARCH 31, 2026 AND 2025
(In U.S. dollars, rounded to the nearest thousands, except share and per share data)

(UNAUDITED)

	Three Months Ended March 31,	Three Months Ended March 31,
	2026	2025

Cash Flows from Operating Activities:
Net loss	$(4,051,000)	$(4,230,000)
Adjustments to reconcile net loss to net cash used in operations:
Depreciation and amortization	547,000	547,000
Stock-based compensation	1,115,000	284,000
Change in fair value of warrant liability	(4,000)	(717,000)
Amortization/accretion of premiums and discounts on available-for-sale securities, net	(11,000)	-
Change in fair value of contingent consideration	-	(59,000)
Change in fair value of debt	-	495,000
Gain on sale of intangible assets	-	(243,000)
Changes in operating assets and liabilities
Accounts Receivable	(172,000)	1,198,000
Prepaid Expense and Other Assets	(265,000)	(352,000)
Accounts payable and accrued expense	467,000	107,000
Contract liabilities	(95,000)	583,000
Accrued interest on available-for-sale securities	(54,000)	-
Accrued interest on notes payable	-	184,000
Net Cash Used in Operating Activities	(2,523,000)	(2,203,000)

Cash Flows From Investing Activities:
Cash paid in connection with Bounce Acquisition	(75,000)	-
Investment in Roblox digital property	(165,000)	-
Investment in Solsten Inc.	(200,000)	-
Investment in marketable securities, available-for-sale	(8,982,000)	-
Proceeds from sale of marketable securities, available-for-sale	1,820,000	-
Proceeds from sale of Minehut Assets	-	383,000
Capitalization of software development costs	(10,000)	(100,000)
Other intangibles	(25,000)	-
Net Cash Provided by (Used In) Investing Activities	(7,637,000)	283,000

Cash Flows From Financing Activities:
Proceeds from issuance of common stock, net	-	231,000
Proceeds from the issuance of notes payable, net of issuance costs	-	3,079,000
Payments on notes payable	-	(2,075,000)
Accounts receivable facility advances	-	259,000
Payments on accounts receivable facility	-	(137,000)
Net Cash Provided by Financing Activities	-	1,357,000

Net Change in Cash and Cash Equivalents	(10,160,000)	(563,000)
Cash and Cash Equivalents at Beginning of the Period	14,390,000	1,310,000
Cash and Cash Equivalents at End of the Period	$4,230,000	$747,000